UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
Under the Securities Act of 1933

PRECIS HEALTH, INC.
(Exact name of registrant as specified in its charter)

Oklahoma	8690	27-1316505
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2500 S. McGee Drive, Suite 145
Norman, Oklahoma 73072
(405) 360-5047
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Terry J. Garrett & Associates, P.C.
421 E. Comanche, Suite A
Norman, Oklahoma 73071
(405) 329-7644
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Randall V. Brumbaugh, Esq. 417 W. Foothill Blvd., B-175 Glendora, CA 91741 (626) 335-7750

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Amount of Shares to be Registered		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	20,000	(1)	$0.50	(2)	$10,000.00	$0.72
Common Stock	1,500,000	(3)	$0.50	(4)	$750,000.00	$53.48

(1)	Represents the potential resale of 20,000 shares of common stock held by the Selling Stockholder of the Registrant.
(2)
The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o).  Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shares were sold to the Selling Stockholder in a private transaction.  The Selling Stockholder will sell at a price of $0.50 per share until the shares are quoted on the OTC Bulletin Board® or in another quotation medium and, thereafter, at prevailing market prices or privately negotiated prices.

(3)	Represents shares offered directly to the public by us.
(4)	Estimated solely for the purpose of calculating the amount of the registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus

20,000 shares of common stock held by the Selling Stockholder
1,500,000 shares of common stock offered by Precis Health, Inc.
$0.50 per share

Precis Health, Inc. is registering an aggregate of 20,000 shares of our common stock that are to be sold, from time-to-time, by the Selling Stockholder.  The Selling Stockholder may only offer and sell common stock using this prospectus in transactions at a fixed offering price of $0.50 per share until a trading market develops in our common stock, at which time the Selling Stockholder may sell shares at prevailing market prices, which may vary, or at privately negotiated prices.  The proceeds from the sale of the Selling Stockholder’s shares will go directly to the Selling Stockholder and will not be available to us.  The Selling Stockholder is listed under “Selling Security Holders” on page 13.

Precis Health, Inc. is also offering, on a “best-efforts,” self-underwritten basis, up to 1,500,000 shares of our common stock at a price of $0.50 per share to the public.  There is no minimum purchase requirement for prospective stockholders and there is no minimum number of shares that must be sold by us for the offering to proceed.  All funds received from purchasers will be directly and immediately available to us.  The shares are intended to be sold directly through the efforts of our executive officers and sole director.  The intended methods of communication include, without limitation, telephone and personal contact.  For more information, see “Plan of Distribution” on page 15.  The offering shall terminate on the earlier of (i) the date when the sale of all 1,500,000 shares is completed or (ii) 365 days from the effective date of this prospectus, subject to the filing of post-effective amendments, thereafter deregistering any shares of such 1,500,000 shares remaining unsold to the public.  We will not extend the offering period beyond 365 days from the effective date of the prospectus.  For more information, see “Plan of Distribution” on page 15.

Prior to this offering, there has been no public market for our common stock.  The securities being registered in this offering may not be liquid since they are not listed on any exchange or quoted in the OTC Bulletin Board, and a market for these securities may not develop.  The offering price may not reflect the market price of our common stock after the offering.

This investment involves a high degree of risk.  Our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in this prospectus.  You should purchase shares only if you can afford a complete loss of your investment.  See “Risk Factors” starting on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Offered by:	Number of Shares	Offering Price Per Share	Aggregate Offering Price	Underwriting Discounts & Commissions (See "Plan of Distribution" beginning on page 14)	Proceeds to the Company

Selling Stockholder	20,000	$0.50	$10,000	$0.00	$0.00

Precis Health, Inc.	1,500,000	$0.50	$750,000	$0.00	$750,000

The information in this Prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the SEC becomes effective.  This Prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such state.

Resale transactions may not take place due to the absence of registration or applicable exemptions.

Precis Health, Inc. does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is ________, 2010

PROSPECTUS SUMMARY AND RISK FACTORS

You should read the following summary together with the entire prospectus, including the more detailed information in our financial statements and related notes appearing elsewhere in this prospectus.  You should carefully consider the matters discussed in “Risk Factors” beginning on page 6.

Summary of the Company

Precis Health, Inc. is a company dedicated to make healthcare more affordable through a range of discount medical savings programs.  Discount medical plans are not health insurance, but rather discount programs that provide members with access to discounts off the normal retail price from participating providers.  We offer savings on healthcare services throughout the United States to persons who are uninsured, under-insured, or have elected to purchase only high deductible or limited benefit medical insurance policies.

Through our Fitz Card™, we offer members typical savings of 10% to 60% on health care costs for their entire family.  Our discount medical program accesses healthcare providers and provider networks to provide medical services at a discount to plan members.  The actual discount realized is significantly dependent upon the specific medical service provider participating in our proposed program and the individual treatment or services to be provided.  We are not an insurance company and all medical costs are borne by the individual member at the time of receiving medical care.  Plan members are obligated to pay for all healthcare services, but will receive a discount from those healthcare providers who have contracted with the discount plan organization.

We are development stage company incorporated in the State of Oklahoma on August 12, 2009.  We have not generated any revenues since our inception.  On March 2, 2010, we entered into a Sales and Services Agreement with New Benefits, Ltd., a Discount Medical Plan Organization with a network of healthcare service providers.  As a result of this Agreement, we have the ability to resell the discount healthcare and consumer benefits of New Benefits, Ltd.  We have no long-term agreements with any customers and have no guaranteed revenue streams.  Additionally, we cannot guarantee that we will grow our business or that we will be able to realize any sales.

Since our inception through June 30, 2010, we have not generated any revenues and have incurred a net loss of $35,004.  We are conducting an offering of our common stock, registered hereby, to raise capital with which we plan to allocate toward business development, sales and marketing expenses and working capital, as well as the costs associated with this offering.  However, we believe that our lack of significant operating history and uncertainty regarding our ability to generate significant revenues are material concerns.  Additionally, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from operating activities will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in this registration statement.
As of the date of this prospectus, Precis Health, Inc. has 4,020,000 shares of $0.001 par value common stock issued and outstanding.

Our principal office is located at:

2500 S. McGee Dr., Ste. 145
Norman, OK 73072
Telephone: (405) 360-5047
Facsimile: (405) 360-5354

Our fiscal year end is December 31.

Offering by the Selling Stockholders

The offering partially consists of shares offered by the selling stockholders.  The selling stockholders are offering 20,000 shares of our currently issued and outstanding common stock as soon as practicable after this Registration Statement becomes effective.  The selling shareholders will sell at a price of $0.50 per share until the shares are quoted on the OTC Bulletin Board® or in another quotation medium and, thereafter, at prevailing market prices or privately negotiated prices. To date, no effort has been made to obtain listing on the OTC Bulletin Board or any national stock exchange or association.  The company has not approached any broker/dealers with regard to assisting the company to apply for such listing.

The offering price of $0.50 for the common stock being registered for hereby is what the selling shareholders had paid for their shares.

All proceeds from sales of shares by the selling stockholders will go directly to the selling stockholders and none will be available to Precis Health, Inc.

Precis Health, Inc. has agreed to pay all costs and expenses relating to the registration of its common stock, but the selling stockholders will be responsible for any related commissions, taxes, attorney's fees and related charges in connection with the offer and sale of the shares.  The selling stockholders may sell their common stock through one or more broker/dealers, and such broker/dealers may receive compensation in the form of commissions.

Offering by Precis Health, Inc.

In addition to the shares offered by the selling stockholders, Precis Health, Inc. is offering, on a best-efforts, self-underwritten basis, up to a maximum of 1,500,000 shares of our common stock at a price of $0.50 per share to the public.  There is no minimum purchase requirement for prospective stockholders and there is no minimum number of shares that must be sold by us for the offering to proceed.  All funds received from purchasers will be directly and immediately available to us.

The proceeds from the sale of the shares by the Issuer in this offering will be payable to “Precis Health, Inc.”  All subscription agreements and checks are irrevocable and should be delivered directly to Precis Health, Inc.  Failure to do so will result in checks being returned to the investor who submitted the check.

The offering shall terminate on the earlier of (i) the date when the sale of all 1,500,000 shares is completed or (ii) 365 days from the effective date of this prospectus, subject to the filing of post-effective amendments, thereafter deregistering any shares of such 1,500,000 shares remaining unsold to the public.  We will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within 30 days after the close of the offering.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value.  The price does not bear any relationship to our assets, book value, historical earnings or net worth.

We will apply the proceeds from the offering to pay for sales and marketing programs, office expenses, fees associated with being a public reporting company, various infrastructure costs and general working capital.

The purchase of the common stock in this offering involves a high degree of risk.  The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists.  Please refer to "Risk Factors" on page 6 and "Dilution" on page 13 before making an investment in our stock.
Our Transfer Agent is expected to be Empire Stock Transfer, Inc., 1859 Whitney Mesa Dr., Henderson, NV 89014, Phone: (702) 818-5898.

Summary Financial Information

The summary financial data are derived from the historical financial statements of Precis Health, Inc.  This summary financial data should be read in conjunction with "Management's Discussion and Plan of Operations" as well as the historical financial statements and the related notes thereto, included elsewhere in this prospectus.

Balance Sheet Data

	June 30, 2010	December 31, 2009
ASSETS

Total assets	$5,964	$1,100

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Liabilities
Accounts payable	$228	$-
Accounts payable – related party	21,740	-
Notes payable – related party	5,000	-
Total liabilities	26,968	-

Stockholders’ deficit
Common stock	4,020	4,000
Additional paid-in capital	9,980	-
Subscriptions receivable	-	(2,750)
Deficit accumulated during development stage	(35,004)	(150)
Total stockholders’ equity	(21,004)	1,100

Total liabilities and stockholders’ deficit	$5,964	$1,100

Statements of Operations Data

		Inception
	For the	(August 12, 2009)	Inception
	six months	To	(August 12, 2009)
	Ended	December 31,	To
	June 30, 2010	2009	June 30, 2010

Revenue	$-	$-	$-

Expenses:
General and administrative	4,731	150	4,881
Consulting fees	3,823	-	3,823
Consulting fees – related party	26,300	-	26,300
Total expenses	34,854	150	35,004

Net (loss)	$(34,854)	$(150)	$(35,004)

Net income (loss) per share	$(0.01)	$(0.00)

Risk Factors

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means.  Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

Investors may lose their entire investment if we fail to implement our business plan.

Precis Health, Inc. was formed in August 2009.  We are an early stage company without guaranteed or recurring streams of revenues.  Our prospects must therefore be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development.  These risks include, without limitation, the absence of ongoing revenue streams, a competitive market environment and lack of brand recognition.  We cannot guarantee that we will be successful in establishing our discount medical plan.  If we fail to implement and create a base of operations for our health program, we may be forced to cease operations, in which case investors may lose their entire investment.

If we are unable to continue as a going concern, investors may face a complete loss of their investment.

As of the date of this Prospectus, we have had only limited start-up operations, have no material operating history and no source of revenues.  Taking these facts into account, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in the independent registered public accounting firm’s report to the financial statements included in the registration statement, of which this prospectus is a part.  If our business fails, investors may face a complete loss of their investment.

We are significantly dependent upon the proceeds expected to be raised in this offering.

We have limited capital resources and have incurred operating losses since our inception.  Our operations have historically been financed through sales of our equity and debt securities.  Our position is tenuous and we are significantly dependent upon this offering to provide us with sufficient capital to implement our business plan and sustain our operations for the next at least 12 months.  In the event we are unable to raise any funds in this offering or if our cost of doing business is substantially higher than we anticipate, we may be forced to delay, curtail or eliminate certain aspects of our plan of operation or possibly go out of business.  A possibility of such outcome presents a risk of complete loss of investment in our common stock.

If we are unable to succeed in marketing and developing a large enough client base to support our business operations, we will be unable to achieve profitable operations, and our business may fail.

If we are unable to succeed in marketing our discount medical programs and developing a large enough client base to support our business operations, we will be unable to achieve profitable operations.  Any time new products are introduced into a market, there is a substantial risk that revenue will not meet expectations or even cover the cost of operations.  While we anticipate the ability to attract clients, there is no way to predict future operations. Numerous factors beyond our control may affect the marketability of our business.  These factors include, but are not limited to, consumer demand for services such as our discount medical plan and emerging competition.  The exact effect of these factors cannot be accurately predicted, but it is possible they may result in our not receiving an adequate return on our invested capital.

The market for discount medical programs is highly competitive, and we are in an unfavorable competitive position.

Our management believes we compete, in general, with numerous, more established companies providing discount medical service plans.  These competitors include companies that offer healthcare products and services through membership programs such that we are proposing to provide, as well as insurance companies, preferred provider organization networks and other organizations that offer benefit programs to their customers.  All of our competitors are significantly larger and have substantially greater financial, technical, marketing and other resources and significantly greater name recognition.  In addition, many of our competitors have well-established, long-term relationships with their clients and network of providers.

There is no assurance that there will not be future competition from other companies that could potentially enter the market and try to emulate our business model.  Increased competition may result in price reductions, reduced gross margins, and loss of market share, any of which could adversely affect our business, financial condition and results of operations.  There can be no assurance that we will be able to compete successfully against present or future competitors or that competitive pressures will not force us to cease our operations.

We may be unable to generate sales without sales, marketing or distribution capabilities.

We have not commenced our planned discount medical plan business and do not have any sales, marketing or distribution capabilities.  We cannot guarantee that we will be able to develop a sales and marketing plan or to develop a sufficient medical care provider network to attract customers.  In the event we are unable to successfully implement these objectives, we may be unable to generate sales and operate as a going concern.

The loss of any providers in our proposed discount healthcare programs may weaken our business results.

Since we expect many of our discount plan members to be self-insured and solely responsible for payment for healthcare services received, failure to pay or late payments by members may negatively affect our relationship with the healthcare providers in our network.  Consequently, our relationships with such providers may be adversely affected by events beyond our control, including departures of key personnel and alterations in professional relationships and members’ failures to pay for services received.  The loss of a preferred provider organization within a geographic market area may not be replaced on a timely basis, if at all, and may have a material adverse effect on our business, financial condition and results of operations.

We rely heavily on our agreement with New Benefits, Ltd. to be able to provide the services underlying our Fitz Card program and the loss of, or a change in, this arrangement will have a material adverse effect on our business.

New Benefits, Ltd. is the sole Discount Medical Plan Organization through whom we access the Preferred Provider Organizations network of healthcare providers.  Our Agreement with New Benefits can be cancelled at any time with 30 days notice and without cause or remediation.  The loss of, or material change in, our arrangement with New Benefits, or a disruption of our members’ access to New Benefits’ PPOs could affect our ability to service and retain our members and could, therefore, adversely affect our business.

Government regulation and related private party litigation may adversely impact our results of operations.

Several states have enacted laws and regulations that govern discount medical program organizations.  The laws vary in scope, ranging from registration to a comprehensive licensing process with oversight over all aspects of the program, including the manner by which discount medical programs are sold, the price at which they are sold, the relationship of the DMPO licenses or registrations.  We will be required to hold these licenses in every jurisdiction we do business where such a license or registration is required to be held.  We are a development stage company recently formed and we do not know the full extent of how these regulations will affect our business or whether or not we will be able to acquire or maintain all necessary licenses.  Our need to comply with these regulations may adversely affect or limit our future operations.  The cost of complying with these laws and regulations will likely have a material adverse effect on our financial position.

We market memberships in associations that have been formed to provide various consumer benefits to their members.  These associations may include in their benefit packages insurance products that are issued under group or blanket policies covering the association’s members.  Most states allow these memberships to be sold under certain circumstances without a licensed insurance agent making each sale.  If a state were to determine that our sales of these memberships do not comply with their regulations, our ability to continue selling such memberships would be affected and we might be subject to fines and penalties and may have to issue refunds or provide restitution to the associations and their members.

Precis Health, Inc. may lose its top management without employment agreements.

Our operations depend substantially on the skills and experience of our officers and sole director, namely Paul A. Kruger, our CEO and sole director, Janet W. Kruger, our President, and Terri S. Metzger, our Corporate Secretary.  Although we plan to have non-salaried personnel work for us on a per-project basis, as necessary, we have no other full- or part-time employees besides these three individuals.  Furthermore, we do not maintain key man life insurance on any of our officers or sole director.  Without employment contracts, we may lose one or more of our officers and sole director to other pursuits without a sufficient warning and, consequently, go out of business.

Our officers and sole director may become involved in other business opportunities and may face a conflict in selecting between our company and their other business interests.  We have not formulated a policy for the resolution of such conflicts.  The loss of any or all of our officers and sole director to other pursuits without a sufficient warning we may, consequently, go out of business.

Failure by us to respond to changes in client demands could result in lack of sales revenues and may force us out of business.

The market for our proposed discount medical program is characterized by rapidly changing healthcare issues, evolving industry developments and changing customer needs.  Our future success will depend on our ability to enhance our current services, establish and expand our provider network, advertise and market our services and respond to emerging industry trends, developments and other changes on a timely and cost effective basis.  We may not be successful in anticipating or responding to these developments on a timely basis, and our offerings may not be successful in the marketplace.  There can be no assurance that we will be successful in enhancing our existing service offerings on a timely basis or that any new enhancements will achieve market acceptance.  If we fail to anticipate or respond adequately to changes in customer preferences, these events could have a material adverse affect on our business, financial condition and results of operation.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting.  As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.  Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.  Investors relying upon this misinformation may make an uninformed investment decision.

Changes in accounting standards issued by the Financial Accounting Standards Board, or other standard-setting bodies, may adversely affect our results of operations and financial condition

Our financial statements are subject to the application of generally accepted accounting principles, which are periodically revised, interpreted and/or expanded.  Accordingly, we are required to adopt new guidance or interpretations, or could be subject to existing guidance as we enter into new transactions, which may have a material adverse effect on our results of operations and financial condition that is either unexpected or has a greater impact than expected.  For a description of changes in accounting standards that are currently pending and, if known, our estimates of their expected impact, see Note 1 of our audited financial statements.

Investors will have limited control over decision-making because our officers and sole director control the majority of our issued and outstanding common stock.

Janet W. Kruger and Terri S. Metzger, both of whom are executive officers of Precis Health, Inc., collectively beneficially own approximately 49.8% of our issued and outstanding common stock.  As a result of such ownership, investors in this offering will have limited control over matters requiring approval by our security holders, including the election of directors.  In the event the maximum offering is attained, our officers and directors will continue to own approximately 36.2% of our outstanding common stock.  Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we enter into transactions which require stockholder approval.  In addition, certain provisions of Oklahoma law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.  For example, Oklahoma law provides that not less than two-thirds vote of the stockholders is required to remove a director, which could make it more difficult for a third party to gain control of our Board of Directors.  This concentration of ownership limits the power to exercise control by the minority shareholders.

Investors in this offering will bear a substantial risk of loss due to immediate and substantial dilution

Our four founding shareholders each acquired 1,000,000 shares of our common stock, at a price per share of $0.001, for an aggregate issuance of 4,000,000 shares.  Upon the sale of the common stock offered hereby, the investors in this offering will pay a price per share that substantially exceeds the value of our assets after subtracting liabilities and will experience an immediate and substantial “dilution.”  Therefore, the investors in this offering will bear a substantial portion of the risk of loss.  Additional sales of our common stock in the future could result in further dilution.  Please refer to “Dilution” on page 13.

You may not be able to sell your shares in our company because there is no public market for our stock.

There is no public market for our common stock.  In the absence of being listed on a stock exchange or trading platform, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop.

If our stock ever becomes tradable, of which we cannot guarantee success, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control.  In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of our stock.

Investors may have difficulty liquidating their investment because our stock will be subject to penny stock regulation.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in Company securities may find it difficult to sell their securities, if at all.

All of our issued and outstanding common shares are restricted under Rule 144 of the Securities Act, as amended.  When the restriction on any or all of these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

All of the presently issued and outstanding shares of common stock, aggregating 4,020,000 shares of common stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a six month holding period for such restricted securities may sell, within any three month period (provided we are current in our reporting obligations under the Exchange Act) subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale.  Sales of shares by our shareholders, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of our common stock in any market that might develop.

Investors may be unable to sell their shares without complying with “Blue Sky” regulations.

Each state has its own securities laws, also known as blue sky laws, which, in part, regulates both the offer and sale of securities.  In most instances, offers or sales of a security must be registered or exempt from registration under these blue sky laws of the state or states in which the security is offered and sold.  The laws and filing or notification requirements tend to vary between and among states.  Sales by the selling shareholders may occur in Oklahoma.  Apart from the State of Oklahoma, we have not made any determinations as to where such resale transactions may or may not occur.  Resale transactions in any State except Oklahoma require proper diligence on the part of the investor.  Investors should consult an attorney or a licensed investment professional prior to delving into blue sky laws.  Failure to comply with applicable securities regulations may lead to fines or imprisonment.

Our common stock may not be transferable without meeting securities registration requirements or exemption therefrom.

We have not registered our securities in any jurisdiction and have not identified any exemptions from registration.  As a result, investors in our common stock may have difficulty selling their shares unless they are able to register their shares or find an exemption therefrom.  Furthermore, broker-dealers may be unwilling or unable to act on behalf of investors in our common stock unless or until the shares are registered, or an applicable exemption from registration is identified, in certain states in which our common stock may be offered or sold.

Future issuances of our preferred stock could dilute the voting and other rights of holders of our common stock.

Our Board of Directors has the authority to issue shares of preferred stock in any series and may establish, from time to time, various designations, powers, preferences and rights of the shares of each such series of preferred stock.  Any issuances of preferred stock would have priority over the common stock with respect to dividend or liquidation rights.  Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company and may adversely affect the voting and other rights of the holders of common stock.

We have not paid any cash dividends and do not intend to pay any cash dividends for the foreseeable future.

We have never declared or paid any cash dividends on our common stock.  For the foreseeable future, we intend to reinvest any earnings in the development and expansion of our business, and do not anticipate paying any cash dividends on our common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, business prospects and other factors that the board of directors considers relevant.  Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

Special note regarding forward-looking statements

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management’s assumptions and beliefs based on information currently available.  We can give no assurance that the expectations indicated by such forward-looking statements will be realized.  If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, our actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our proposed services and the products we expect to market, our ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of our industry.

There may be other risks and circumstances that management may be unable to predict.  When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

Use of Proceeds

A portion of the shares being registered in this registration statement (20,000 shares) are held by the selling shareholders.  The selling security holders will receive the net proceeds from the resale of their shares.  We will not receive any of the proceeds from the sale of these shares, although we have agreed to pay the expenses related to the registration of such shares.

Precis Health, Inc. is offering for sale to the public up to 1,500,000 shares of its common stock, the net proceeds of which will be retained by us.  Although we reserve the right to reallocate the funds according to changing events, we believe that the net proceeds from this offering will be sufficient to fund our initial general and administrative and capital requirements for a period of at least twelve months.  The foregoing assumes our offering will be fully subscribed.  The availability and terms of any future financing will depend on market and other conditions.  Our use of proceeds are based upon the projections by our Management, which may also change according to unforeseen future events and market changes.  The table below lists intended uses of proceeds indicating the amount to be used for each purpose.  The timing of the use of proceeds will be in our sole discretion.
	25% of Maximum			50% of Maximum			75% of Maximum			Maximum
		$	%		$	%		$	%		$	%

TOTAL PROCEEDS	187,500		100.00%	375,000		100.00%	562,500		100.00%	750,000		100.00%

OFFERING EXPENSES(1)

Legal & accounting fees	22,000		11.73%	22,000		5.87%	22,000		3.91%	22,000		2.93%
Printing	500		0.27%	500		0.13%	500		0.09%	500		0.07%
Transfer agent fees	2,500		1.33%	2,500		0.67%	2,500		0.44%	2,500		0.33%

Total offering expenses	25,000		13.33%	25,000		6.67%	25,000		4.44%	25,000		3.33%

Net proceeds from offering	162,500		86.67%	350,000		93.33%	537,500		95.56%	725,000		96.67%

USE OF NET PROCEEDS

Sales & marketing	50,000		26.67%	50,000		13.33%	100,000		17.78%	200,000		26.67%
Office expense & supplies	25,000		13.33%	25,000		6.67%	25,000		4.44%	25,000		3.33%
SEC reporting costs	20,000		10.67%	30,000		8.00%	40,000		7.11%	50,000		6.67%
Infrastructure
Information technology	15,000		8.00%	15,000		4.00%	30,000		5.33%	45,000		6.00%
Rent	-		-%	18,000		4.80%	18,000		3.20%	18,000		2.40%
Salaries and consulting	-		-%	150,000		40.00%	150,000		26.67%	150,000		20.00%
Website design & hosting	35,000		18.67%	35,000		9.33%	35,000		6.22%	35,000		4.67%
Repay Notes Payable	-		-%	-		-%	5,000		0.89%	5,000		0.67%
Repay Accounts Payable	-		-%	-		-%	21,740		3.86%	21,740		2.90%
Working capital (1)	17,500		9.33%	27,000		7.20%	112,760		20.05%	175,260		23.37%

Total use of net proceeds	162,500		86.67%	350,000		93.33%	537,500		95.56%	725,000		96.67%

1. The category of General Working Capital may include printing costs, postage, telephone services, overnight services and other operating expenses.

Determination of Offering Price

The selling shareholders may sell at a price of $0.50 per share until the shares are quoted on the OTC Bulletin Board® or in another quotation medium and, thereafter, at prevailing market prices or at privately negotiated prices.  The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value.  The price does not bear any relationship to our assets, book value, historical earnings or net worth.  To date, no effort has been made to obtain listing on the OTC Bulletin Board or any national stock exchange or association.  We have not approached any broker/dealers with regard to assisting us to apply for such listing.  There can be no assurance that we will obtain listing on the OTC Bulletin Board.

With respect to the sale of up to 1,500,000 shares or our common stock by us, the offering price of the common stock of $0.50 per share has been arbitrarily determined and bears no relationship to any objective criterion of value.  The price does not bear any relationship to Precis’ assets, book value, historical earnings or net worth.  In determining the offering price, we considered such factors as the prospects, if any, for similar companies, our anticipated results of operations, our present financial resources and the likelihood of acceptance of this offering.  No valuation or appraisal has been prepared for our business.  We cannot assure you that a public market for our securities will develop and continue or that the securities will ever trade at a price higher than the offering price.

Dilution

Investors will realize an immediate dilution in the net tangible book value in the shares purchased.  "Dilution" represents the difference between the offering price and the net book value per share of common stock immediately after completion of the offering by the company.  "Net Book Value" is the amount that results from subtracting the total liabilities of Precis Health, Inc. from total assets.  In this offering, the level of dilution is substantial as a result of the low book value of our issued and outstanding stock and on a fully diluted basis.  The following table illustrates the dilution to purchasers, after receipt of the net proceeds from this offering:

	Assuming the sale by Precis Health of:
	25%	50%	75%	100%
	Of Maximum	Of Maximum	Of Maximum	Of Maximum

Offering price per share	$0.50	$0.50	$0.50	$0.50

Net tangible book value per share before offering	$(0.0052)	$(0.0052)	$(0.0052)	$(0.0052)

Increase attributable to existing shareholders	$0.0374	$0.0733	$0.1056	$0.1315

Net tangible book value per share after offering	$0.0322	$0.0680	$0.1004	$0.1263

Per share dilution	$0.4678	$0.4320	$0.3996	$0.3737

Dilution %	93.56%	86.39%	79.92%	74.75%

The following table sets forth, with respect to existing shareholders and new investors, a comparison of the number of our shares of common stock purchased from us, the total cash consideration paid and the average price per share paid by existing stockholders of common stock and by the new investors purchasing shares in this offering.  All percentages are computed based upon cumulative shares and consideration assuming sale of all shares in the line item as compared to maximum in each previous line.

					Average
	Shares Purchased		Capital Contributions		Price
	Number	Percent	Amount	Percent	Per Share

Exisiting Stockholders (1)	4,020,000	73%	$14,000	2%	$0.01

Public Stockholders (2)	1,500,000	27%	$750,000	98%	$0.50

Total	5,520,000	100%	$764,000	100%

Notes:

1.	Includes 4,000,000 shares issued in August, 2009, to four founding shareholders for cash of $4,000 and the issuance of 20,000 shares to one related party in June, 2010, for cash of $10,000.
2.	Assumes the sale of all 1,500,000 shares offered hereby at an offering price of $0.50 per share and before any deduction of estimated offering expenses.

Selling Security Holders

The following table sets forth (i) the number of outstanding shares, beneficially owned by the Selling Stockholders prior to the offering; (ii) the aggregate number of shares offered by each such stockholder pursuant to this prospectus; and (iii) the amount and the percentage of the class to be owned by such security holder after the offering is complete:

Name of Owner of Common Stock(1)	Number of Shares Owned before the Offering(2)	Number of Shares Offered by Selling Shareholders	Number of Shares Owned after the Offering(3)	Percentage of Shares Owned after the Offering(3)

Dr. Delores E. Kruger (4)	20,000	20,000	0	0.00%

Total (1 person)	20,000	20,000	0	0.00%

Notes:

1.
SEC Release 33-4819 states in part, that a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children.  The number of shares indicated as being owned by all holders set forth in the table, above, takes this into account.  All such shareholders disclaim any beneficial interest in or control over any of those shares owned by the other, other than that which may be attributed to each of them by operation of law.

2.
In June 2010, we sold 20,000 shares of our common stock to the Selling Stockholder listed above.  The shares were issued at a price of $0.50 per share for total cash in the amount of $10,000.  The shares bear a restrictive transfer legend.

3.	Assumes the offering of all 20,000 offered for sale by the Selling Stockholders in this registration statement, of which this prospectus is a part.

4.	Dr. Kruger does not hold any position or office with the Company. Dr. Kruger is the mother of Paul A. Kruger, our CEO and sole director.

None of the Selling Stockholders is a broker/dealer or an affiliate of a broker/dealer.

Plan of Distribution

There is no public market for our common stock.  Our common stock is currently held amongst a small community of shareholders.  Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited.  To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association.  We have not identified or approached any broker/dealers with regard to assisting us apply for such listing.  We are unable to estimate when we expect to undertake this endeavor.  In the absence of being listed, no market is available for investors in our common stock to sell their shares.  Precis Health, Inc. cannot guarantee that a meaningful trading market will develop.
If the stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control.  As a result, investors may be unable to sell their shares at or greater than the price they are being offered at.

Offering by the Selling Stockholder

The Selling Stockholder may only offer and sell, from time to time, common stock using this prospectus in transactions at a fixed offering price of $0.50 per share until a trading market develops in our common stock, at which time the Selling Stockholder may sell shares at market prices, which may vary, or at negotiated prices.  The Selling Stockholder may use broker/dealers to sell their shares.  The broker/dealers will either receive discounts or commissions from the Selling Stockholder, or they will receive commissions from purchasers of shares.

The Selling Stockholder may transfer the shares by means of gifts, donations and contributions.  This prospectus may be used by the recipients of such gifts, donations and contributions to offer and sell the shares received by them, directly or through brokers, dealers or agents and in private or public transactions; however, if sales pursuant to this prospectus by any such recipient could exceed 500 shares, than a prospectus supplement would need to be filed pursuant to Section 424(b)(3) of the Securities Act to identify the recipient as a Selling Stockholder and disclose any other relevant information.  Such prospectus supplement would be required to be delivered, together with this prospectus, to any purchaser of such shares.

The Selling Stockholder may offer her shares at various times in one or more of the following transactions:

1.	In the over-the-counter market;

2.	On any exchange on which the shares may hereafter be listed;

3.	In negotiated transactions other than on such exchanges;

4.	By pledge to secure debts and other obligations;

5.
In connection with the writing of non-traded and exchange-traded call options, in hedge transactions, in covering previously established short positions and in settlement of other transactions in standardized or over-the-counter options; or

6.	In a combination of any of the above transactions.

The Selling Stockholder may be eligible and may elect to sell some or all of their shares pursuant to additional exemptions to the registration requirements of the Securities Act, including but not limited to, Rule 144 promulgated under the Securities Act, rather than pursuant to this Registration Statement.

Under certain circumstances the Selling Stockholder and any broker/dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of the Securities Act.  Any commissions received by such broker/dealers and any profits realized on the resale of shares by them may be considered underwriting discounts and commissions under the Securities Act.  The Selling Stockholder may agree to indemnify such broker/dealers against certain liabilities, including liabilities under the Securities Act.  The Selling Stockholder will also be subject to applicable provisions of the Exchange Act and regulations under the Exchange Act, which may limit the timing of purchases and sales of the shares by the Selling Stockholder.

We have advised the Selling Stockholder that, during such time as she may be engaged in a distribution of any of the shares we are registering on their behalf in this registration statement, she is required to comply with Regulation M as promulgated under the Securities Exchange Act of 1934.  In general, Regulation M precludes any selling stockholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete.  Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods.  Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.  Our officers and sole director, along with affiliates, will not engage in any hedging, short, or any other type of transaction covered by Regulation M.  Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M.  These stabilizing transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of those transactions.  We have advised the Selling Stockholder that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices.  The Selling Stockholder and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

The Selling Stockholder will pay all commissions, transfer fees, and other expenses associated with the sale of securities by them.  The shares offered hereby are being registered by us, and we have paid the expenses of the preparation of this prospectus.  We have not made any underwriting arrangements with respect to the sale of shares offered hereby.

We do not intend to engage in any distribution efforts on behalf of any of the holders of our common stock other than providing for registration of the securities registered for sale with the U.S. Securities and Exchange Commission.

The Selling Stockholder is acting independently of us in making decisions with respect to the timing, price, manner and size of each with the distribution of the shares.  There is no assurance, therefore, that the Selling Stockholder will sell any or all of her shares.  In connection with the offer and sale of the shares, we have agreed to make available to the Selling Stockholder copies of this prospectus and any applicable prospectus supplement and have informed the Selling Stockholder of the need to deliver copies of this prospectus and any applicable prospectus supplement to purchasers at or prior to the time of any sale of the shares offered hereby.

Offering by Precis Health, Inc.

Precis Health, Inc. is offering up to 1,500,000 shares of common stock on a best efforts, self-underwritten basis.  There is no minimum purchase requirement for prospective stockholders and there is no minimum number of shares that must be sold by us for the offering to proceed.  All funds received from purchasers will be directly and immediately available to us.  We plan to utilize the efforts of our officers and sole director.  Potential investors include family, friends and acquaintances.  The intended methods of communication include, without limitation, telephone and personal contact.  In their endeavors to sell this offering, our officers and sole director do not intend to use any mass advertising methods such as the Internet or print media.

Funds received by a sales agent in connection with sales of our securities will be transmitted immediately into our corporate account and will be available for use by us.  There can be no assurance that all, or any, of the shares will be sold.

None of our officers and sole director will receive commissions for any sales she originates on our behalf.  We believe that our officers and sole director are exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934.  In particular, our officers and sole director:

1.	Are not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of their participation; and

2.	Are not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	Are not an associated person of a broker or dealer; and

4.	Meet the conditions of the following:

a.	Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and
b.	Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and
c.
Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

Our officers and sole director may not purchase any securities in this offering.

The offering shall terminate on the earlier of (i) the date when the sale of all 1,500,000 shares is completed or (ii) 365 days from the effective date of this prospectus, subject to the filing of post-effective amendments, thereafter deregistering any shares of such 1,500,000 shares remaining unsold to the public.  There can be no assurance that all, or any, of the shares will be sold.  There is no minimum purchase requirement for prospective stockholders and there is no minimum number of shares that must be sold by us for the offering to proceed.  All funds received from purchasers will be directly and immediately available to us.  The offering will not be extended beyond 365 days from the effective date of this registration statement, of which this prospectus is a part.

As of the date of this prospectus, Precis Health has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent.  However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied.  The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available.  As of the date of this prospectus, we have not identified the specific states, where the offering will be sold.  We will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

The proceeds from the sale of the shares in this offering will be payable directly to Precis Health, Inc.  All subscription agreements and checks should be delivered directly to us.  Failure to do so will result in checks being returned to the investor, who submitted the check.  Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99(b)) and sending it together with payment in full to Precis Health, Inc., 2500 S. McGee Drive, Suite 145, Norman, Oklahoma 73072.  All payments must be made in United States currency either by personal check, bank draft, or cashiers check.  There is no minimum subscription requirement.  An investors' failure to pay the full subscription amount will entitle Precis to disregard the investors' subscription.  All subscription agreements and checks are irrevocable.  We reserve the right to either accept or reject any subscription.  Any subscription rejected within this 30-day period will be returned to the subscriber within 5 business days of the rejection date.  Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber.  Once we accept a subscription, the subscriber cannot withdraw it.

Description of Securities

Precis Health, Inc.’s authorized capital stock consists of 10,000,000 shares of common stock, each having a $0.001 par value and 1,000,000 shares of preferred stock, each with a par value of $0.001.

The holders of our common stock:

1.	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

2.	Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

3.	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.	Are entitled to one vote per share on all matters on which stockholders may vote.

In the opinion of our legal counsel, all shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when sold, will be fully paid for and non assessable.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

We have no current plans to either issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.  The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the law of Oklahoma, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders.  Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights.  Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.
The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal.  For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders.  In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.  Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock.  The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

Non-Cumulative Voting

Holders of shares of Precis Health, Inc.'s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Precis Health, Inc.'s directors.

Cash Dividends

As of the date of this prospectus, Precis Health, Inc. has not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is the present intention of Precis Health, Inc. not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Interest of Named Experts and Counsel

Legal Matters

The validity of the shares of common stock that we are registering hereby will be passed upon for us by Randall V. Brumbaugh, Glendora, California, who holds no interest in our common stock and has not been hired on a contingent basis.
Experts

De Joya Griffith & Company, LLC independent registered public accounting firm, have audited our financial statements at December 31, 2009 and June 30, 2010, and for the period from August 12, 2009 (Inception) to December 31, 2009 and June 30, 2010, as set forth in their report.  We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance on De Joya Griffith & Company, LLC’s report, given on their authority as experts in accounting and auditing.

Description of Business

Business Development and Summary

Precis Health, Inc. was incorporated in the State of Oklahoma on August 12, 2009.  We are a development stage company that has developed a variety of medical discount savings programs designed to help meet America’s health care needs.  We are not an insurance company.

On March 2, 2010, we entered into a Sales and Services Agreement with New Benefits, Ltd., whereby we gained access to, and the ability to resell, the discount healthcare and consumer benefits of New Benefits, Ltd.  This Agreement was made in the ordinary course of a business similar to that which we are seeking to establish ourselves and may be cancelled at any time with 30 days written notice, without cause and no penalties.
We are actively engaged in attempting to build our infrastructure, upon which we establish a base of operations.  To that end, we have published our fully-functional website at www.PrecisHealth.com.  This site provides detailed information on our programs and services, the ability to search for network providers and the ability to purchase Fitz Card Memberships on-line.  As of the date of this prospectus, however, we have not made any retail sales through our website.

In addition to our website, we have created a variety of marketing materials designed to attract individual customers, as well as organizations who may act as wholesalers for our discount healthcare memberships.  These materials include: promotional brochures, sales proposals, independent sales representative agreements and proposals to Professional Employer Organizations (PEOs).  We have not entered into any agreements with customers and have not generated any sales.

In order to become an operating entity, we are significantly dependent upon this offering to finance our business development plans.  For a detailed “Management’s Discussion and Analysis” and “Plan of Operations,” please refer to page 40.  A summary of our plan of operations is set forth in the table, below:

PHASE	ACTIVITIES	BUDGET	STATUS

Phase I	Develop our Discount Medical Program	$0	Completed March 2010

Phase II	Implement our sales and marketing plan:

	•Website maintenance and upgrades	$35,000	Ongoing, as needed

	•Produce marketing materials and implement sales initiatives	$50,000 to $200,000	Activities to begin within 30-90 days of receiving at least $187,500 in gross proceeds from this offering.

Phase III	Offer high quality services

	•IT Infrastructure	$15,000 to $45,000	Ongoing, as needed

	•Hire employees and consultants	$150,000	Ongoing, as needed

Phase IV	Expand our geographic reach	$1,000,000 to $2,000,000	To be undertaken if successfully implement Phases I through III and secure additional funding subsequent to this offering.

Since our inception to June 30, 2010, we have accumulated a deficit of $35,004 and have not generated any revenues.  As of June 30, 2010, we had $26,968 in liabilities and cash on hand in the amount of $138.  We expect the proceeds to be raised in this offering will be sufficient to sustain our capital requirements for at least the next 12 months.  However, we are a development stage entity that has only recently begun our planned principal operations and, resultantly, we face significant risks and obstacles to our operations, which are detailed on page 6, “Risk Factors.”

Our administrative office is located at 2500 S. McGee Dr., Suite 145, Norman, Oklahoma 73072.

Our fiscal year end is December 31.

Please see “Recent Sales of Unregistered Securities” on page 49 for our capitalization history.

Business of Issuer

Principal Services and Principal Markets

Precis Health was formed with the objective to market a discount medical plan called the “Fitz Card™” – a program that “fitz” the needs of Americans searching for affordable health care options.  With the Fitz Card, we desire to offer prospective members typical savings of 10% to 60% on health care costs for their entire family.  The actual discount amount will be dependent upon the specific medical service provider participating in our proposed program and the individual treatment required.  The Fitz Card is not a health insurance plan and we do not make payments directly to the providers of medical services on behalf of the member.  Plan members are obligated to pay for all healthcare services, but will receive a discount from those healthcare providers who have contracted with the discount plan organization.  The Fitz Card provides discounts at certain healthcare providers for medical services.

Precis Health and Discount Medical Plan Organizations (also known as DMPOs) are typically regulated by the Department of Insurance in most states.  Discount medical plans have been around for many years.  They are often owned and operated by insurance carriers.  For example, Sam’s Club has Healthy Allies, and uses United Health Care based networks. Cigna and Aetna also operate their own DMPOs.

Discount medical plans contract directly or indirectly with health care providers or provider networks to provide medical services at a discount to plan members.  To become a plan member, you may have to pay fees, dues or other financial consideration to the discount plan organization.  In exchange for the fee, you receive a negotiated discount rate, provided that you go to a participating health care provider and receive a service or product that is covered by the plan.  Discount medical plans are not health insurance, but rather discount programs that provide members with access to discounts off the normal retail price from participating providers.  Members pay the provider directly at the time of service.

We believe the Fitz Card program provides the benefit of allowing members to make purchase decisions on a more informed, efficient and convenient basis through access to the information services, discounted produces and services and other types of assistance offered by such plans.  On March 2, 2010, we entered into a Sales and Services Agreement with New Benefits, Ltd., a DMPO, whereby we gained access to, and the ability to resell, the discount healthcare and consumer benefits of New Benefits, Ltd.  As a result, we are able to provide two membership packages offering the following benefits:

Level I Fitz Card Program Overview:

•	10 to 40% savings at 285,000 participating physician offices and hospitals
•	10 to 60% savings on prescription drugs at participating pharmacies
•	15 to 50% savings on dental services with Aetna Dental Access®
•	10 to 60% savings on vision care
•	15 to 60% savings on over 100 makes and models of hearing aids
•	15 to 60% savings off the retail price of many diabetic supplies
•	$19.99 per member, per month, including spouse and legal dependents

Level II Fitz Card Program Overview:

•	10 to 40% savings at 285,000 participating physician offices and hospitals
•	10 to 60% savings on prescription drugs at participating pharmacies
•	15 to 50% savings on dental services with Aetna Dental Access®
•	10 to 60% savings on vision care
•	15 to 60% savings on over 100 makes and models of hearing aids
•	15 to 60% savings off the retail price of many diabetic supplies
•	Plus 24 Hour Nurse Hotline
•	Consult A Doctor™
•	Fitness Club Discounts
•	$39.99 per member, per month, including spouse and legal dependents

Fitz Card Advantages:

•	One low monthly fee includes the member, spouse and legal dependents
•	Everyone is accepted – regardless of past or current health conditions
•	There are no minimums to meet and no restrictions on the number of times you can use the Fitz Card program services
•	No referrals necessary
•	No lengthy paperwork to complete
•	On-demand access to licensed physicians 24 hours a day through Consult A Doctor
•	Joining is easy – there’s no lengthy paperwork or medical questionnaires to complete
•	30-Day Money Back Satisfaction Guarantee

The Fitz Card can be of significant value to:

•	Individuals and families
•	Business owners who want to strengthen employee relationships, increase productivity and morale
•	Professional Employer Organizations who want to add alternative health care options to their clients
•	Financial institutions who want to offer a health and wellness account to customers
•	Associations and organizations who want to add value to their membership
•	As well as other clients through which the plan memberships are offered and sold in connection with other point-of-sale transactions

In addition to the Fitz Card discount medical plan we also offer customized programs featuring a wide variety of benefits and services including health and wellness discounts, lifestyle discounts, registration services, automotive services and more.  The specific products and services are bundled, priced and marketed utilizing relationship marketing strategies to target the profiled needs of the clients’ particular customer base.  Depending upon the client’s goals, these programs are an effective means to reach new customers, strengthen relationships with existing customers and generate new, predictable recurring sources of revenues.

Distribution Methods

Fitz Card Memberships are offered via two distribution channels: Wholesale and Retail.

Wholesale Programs

If the memberships are sold by a third-party organization, not Precis Health, we refer to these programs and membership sales as “Wholesale Programs.”  Organizations that may participate in our Wholesale Programs, and whom we intend to target, including insurance agencies, broker groups, Professional Employer Organizations and various businesses and professional organizations.  Under these arrangements, we conduct all customer service and re-pricing operations and may also provide the fulfillment and collections services.  The wholesale groups will market and sell the Fitz Card to their members or employees at a price they set, although we expect the sales prices to be discounted from our suggested retail pricing.  The group selling the membership would pay Precis Health a fee substantially less than the retail price and retain the “spread” between the sales price to their members and the wholesale price they purchased from us; anywhere from 20% - 60%.

Our management believes Wholesale Programs will substantially reduce our costs of acquiring new members in the first year of the program, compared to those obtained through selling memberships through the efforts of our employees, because sales and marketing activities will typically be conducted at the Wholesaler level.  However, continued Wholesale Sales may reduce our profit margins because we would be selling our discount healthcare memberships at a potentially significant discount to our retail pricing structure.

As of the date of this prospectus, we have not made any Wholesale Sales and we have no Wholesale Partners.

Retail Programs and Sales

“Retail Programs and Sales” is the designation for memberships sold by Precis Health through direct contact with consumers, via the web, direct mail or other direct marketing distribution method.  Currently, all of our Retail Sales efforts are being conducted by our officers and sole director.  We have established a website at www.PrecisHealth.com, which provides detailed information on our programs and the ability to purchase Fitz Card Memberships on-line.  As of the date of this prospectus, however, we have not made any sales through the Retail channel.

Availability

The Fitz Card program is currently available only in OK, TX, AR and MO.  While we are looking to expand our geographic reach, we cannot provide any potential timeframe for such expansion.

Industry Background

U.S. Census Bureau data reported the number of people who are uninsured reached 46.3 million in 2008.  [U.S. Census Bureau, Income, Poverty, and Health Insurance Coverage in the United States: 2008, Series P-60, September 10, 2009.]  According to a 2009 report published by the Center on Budget and Policy Priorities, the percentage of people with employer-provided health insurance, the principal source of coverage for the non-elderly, has been down-trending since 2001, and is the leading contributor to the increase over time in the number of uninsured.  [Center on Budget and Policy Priorities, Health Insurance Coverage Declined, Became Less Secure in 2008, September 10, 2009, http://www.cbpp.org/cms/index.cfm?fa=view&id=2913]  In 2008, some 61.9 percent of people below age 65 had health coverage through their employer, down from 62.9 percent in 2007 and 67.00 percent in 2001.  The costs of healthcare for self-paying uninsured patients are often far higher than the amount an insured and his or her insurance company would pay for the same healthcare services.  The growing numbers of uninsured people have special needs for accessing affordable healthcare.

A number of insurers have pulled out of certain states, due to state regulations that no longer provide for a viable operating environment for many insurance companies. As a result of these health coverage cancellations, those formerly insured individuals and families are required to pay more for their insurance coverage, cannot obtain any coverage because of pre-existing conditions or simply remain uninsured for healthcare.

The number and share of people without health insurance are doubtless higher now than the 2008 Census Bureau figures show, since the unemployment rate has grown substantially over the past year and many people have lost their health insurance along with their job.  In the short term, some families losing their jobs and health insurance may become eligible for Medicaid or qualify for other assistance, such as temporary COBRA subsidies for formerly employed workers, which the recovery act temporarily strengthened.  But, the long-term decline in private coverage is likely to continue to drive up the number and percentage of uninsured.  The report also cited that the Congressional Budget Office projected that the number of uninsured would continue to rise and reach 54 million by 2019.

A second group of Americans affected by the health care crisis, those who have health coverage that doesn’t adequately protect them from high medical expenses, are termed “underinsured”.  According to a report published by The Commonwealth Fund, as of 2007 there were an estimated 25 million underinsured adults in the United States, up 60 percent from 2003.  These underinsured have health insurance but spend 10 percent or more of their income on out-of-pocket medical expenses and paying deductibles of five percent or more of family income.  With the national economy in crisis, many underinsured are going without needed care – including not seeing a doctor when sick, not filling prescriptions, and not following up on recommended tests or treatment – due to financial constraints.

Recent passage of health care reform legislation seeks to reduce the sizeable increase in the number of uninsured people that has occurred in recent decades; however any measurable impact could still be years away.  As Americans struggle to determine exactly how and when health care reform will affect them, millions continue to search for an immediate solution to the high costs of health care.

Competition

The environment within which we operate is intensely competitive and subject to rapid change in general.  Competition for program members within the healthcare savings industry has become more intense.  To secure a market share position, we must offer programs that add significant value to our customer base at a competitive price and develop client relationships which will give us access to large customer groups.  We currently compete principally on the basis of the specialized nature of our programs.

Our principal competitors are AmeriPlan, The Amacore Group, Inc., CAREington International, Coverdell, International Association of Businesses and Family Care.  Our other competitors include large retailers, financial institutions, insurance companies, preferred provider organization networks and other organizations that offer benefit programs to their customers.  Our management believes we complete in a highly competitive marketplace with a large number of competitors.  All of these companies are significantly larger and have substantially greater financial, technical, marketing and other resources and significantly greater name recognition.  There can be no assurance that we will be able to compete successfully against present or future competitors or that competitive pressures will not force us to cease our operations.

Government Regulation

Our operations are subject to various federal, state and local requirements which affect businesses generally, including taxes, postal regulations, business licensing requirements and labor laws, as well as laws which regulate discount medical plans.

Our discount medical plans are not insurance and do not subject us to regulation as an insurance company or a seller of insurance.  However, regulations in certain states currently regulate or restrict the offering of these programs.  There are currently thirty-two states with legislation governing discount medical plans, of those twenty-one require a registration or license.  One state requires companies that private label discount medical products to secure an independent license or registration.  We are committed to compliance with all applicable laws, regulations, requirements and guidelines in those states in which we offer our discount medical programs.

Compliance with federal and state regulations is generally our responsibility. The medical discount plan industry is especially susceptible to charges by the media of regulatory noncompliance and unfair dealing.  As is often the case, the media may publicize perceived non-compliance with consumer protection regulations and violations of notions of fair dealing with consumers.  Our failure to comply with current, as well as newly enacted or adopted, federal and state legislation and regulations could have a material adverse effect upon our business, financial condition and results of operations.

Number of total employees and number of full time employees

We currently a development stage company and have no employees.  We rely exclusively on the services of our officers and sole director, who have experience in various business segments and industries and are prepared to devote their full time and attention to our operations, as may be required.  We have no employment agreements with our officers and sole director.  There are no other full- or part-time employees.

Management does not plan to hire additional employees at this time.  Our CEO and sole Director will be responsible for the initial servicing.  Once we begin developing marketing materials and advertisements, we will hire independent consultants to do this task.  We also intend to hire sales representatives initially on a commission-only basis to keep administrative overhead to a minimum.

Available Information

1.	Upon effectiveness of this Registration Statement, we expect to furnish our shareholders with audited annual financial reports certified by our independent accountants.

2.
Upon effectiveness of this Registration Statement, we intend to file periodic and current reports required by the Securities Exchange Act of 1934 with the Securities and Exchange Commission to maintain the fully reporting status.

3.
You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20002.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Our SEC filings will be available on the SEC Internet site, located at http://www.sec.gov.

Description of Property

We use office space at 2500 S. McGee Drive, Suite 145, Norman, Oklahoma 73072, provided by an officer at no charge to us.  The total useable space measures approximately 900 square feet.  Although we believe our current facilities are sufficient, we may require additional office space in the next 12 months, although we cannot be assured that such additional space will be required, or available on reasonable terms, if at all.  There are currently no proposed programs for the renovation, improvement or development of the facilities we currently use.

Our management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income.  We do not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

Legal Proceedings

In the normal course of business, we may become involved in litigation or in settlement proceedings relating to claims arising out of our operations.  We are not a party to any legal proceedings, the adverse outcome of which, individually or in the aggregate, could have a material adverse effect on our business, financial condition and results of operations.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

As of the date of this prospectus, there is no public market in our common stock.  Our securities are not listed on any exchange, thus no market for our shares exists and there is no assurance that one will develop. To date, no effort has been made to obtain listing on the OTC Bulletin Board or any national securities exchange or association.  We have not approached any broker/dealers with regard to assisting us to apply for such listing.

As of the date of this prospectus,

1.	There are no outstanding options of warrants to purchase, or other instruments convertible into, common equity of Precis Health, Inc.;

2.
There are currently 4,000,000 shares of our common stock held by our officers and sole director, that are ineligible to be sold pursuant to Rule 144 under the Securities Act, none of which we have agreed to register for sale;

3.	Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

Holders

As of the date of this prospectus, Precis Health, Inc. has 4,020,000 shares of $0.001 par value common stock issued and outstanding held by five shareholders of record.  Our Transfer Agent is expected to be Empire Stock Transfer, Inc., 1859 Whitney Mesa Dr., Henderson, NV 89014, Phone: (702) 818-5898.

Dividends

We have never declared or paid any cash dividends on its common stock.  For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and do not anticipate paying any cash dividends on our common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, business prospects and other factors that the board of directors considers relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides the following information as of June 30, 2010, for equity compensation plans previously approved by security holders, as well as those not previously approved by security holders:

1.	The number of securities to be issued upon the exercise of outstanding options, warrants and rights;

2.	The weighted-average exercise price of the outstanding options, warrants and rights; and

3.	Other than securities to be issued upon the exercise of the outstanding options, warrants and rights, the number of securities remaining available for future issuance under the plan.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
	(a)	(b)	(c)
Equity compensation plans approved by security holders	0	0	0

Equity compensation plans not approved by security holders	0	0	0

Total	0	0	0

Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Precis Health, Inc.
Las Vegas, Nevada

We have audited the accompanying balance sheets of Precis Health, Inc. (A Development Stage Company) as of June 30, 2010 and December 31, 2009 and the related statements of operations, stockholders’ equity (deficit) and cash flows for the six months ended June 30, 2010 and from inception (August 12, 2009) through December 31, 2009 and June 30, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Precis Health, Inc. (A Development Stage Company) as of June 30, 2010 and December 31, 2009 and the results of its operations and cash flows for the six months ended June 30, 2010 and from inception (August 12, 2009) through December 31, 2009 and June 30, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith & Company, LLC
Henderson, Nevada
August 17, 2010

2580 Anthem Village Dr., Henderson, NV  89052
Telephone (702) 563-1600 ●  Facsimile (702) 920-8049
Member Firm with
                            Russell Bedford International

PRECIS HEALTH, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	June 30,	December 31,
	2010	2009
ASSETS

Current assets:
Cash	$138	$1,100
Prepaid expenses	5,826	-
Total current assets	5,964	1,100

Total assets	$5,964	$1,100

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$228	$-
Accounts payable – related party	21,740	-
Notes payable – related party	5,000	-
Total current liabilities	26,968	-

Total liabilities	26,968	-

Stockholders’ equity (deficit):
Preferred stock, $0.001 par value, 1,000,000 shares
authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value, 10,000,000 shares
authorized, 4,020,000 and 4,000,000 shares issued and outstanding
as of June 30, 2010 and December 31, 2009, respectively	4,020	4,000
Additional paid-in capital	9,980	-
Subscriptions receivable	-	(2,750)
Deficit accumulated during development stage	(35,004)	(150)
Total stockholders’ equity (deficit)	(21,004)	1,100

Total liabilities and stockholders’ equity (deficit)	$5,964	$1,100

See Accompanying Notes to Financial Statements.

PRECIS HEALTH, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

	For the	Inception	Inception
	Six months	(August 12, 2009)	(August 12, 2009)
	Ended	To	To
	June 30,	December 31,	June 30,
	2010	2009	2010

Revenue	$-	$-	$-

Operating expenses:
General and administrative expenses	4,731	150	4,881
Consulting fees	3,823	-	3,823
Consulting fees – related party	26,300	-	26,300
Total operating expenses	34,854	150	35,004

Net loss	$(34,854)	$(150)	$(35,004)

Weighted average number of common
shares outstanding - basic	4,012,800	4,000,000

Net loss per share - basic	$(0.01)	$(0.00)

See Accompanying Notes to Financial Statements.

PRECIS HEALTH, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

							Deficit
							Accumulated
					Additional		During	Total
	Preferred Shares		Common Shares		Paid-in	Subscriptions	Development	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Receivable	Stage	Equity

August 12, 2009
Issuance of common stock for subscriptions
receivable and expenses paid	-	$-	4,000,000	$4,000	$-	$(3,850)	$-	$150

December 31, 2009
Cash received for subscriptions payable	-	-	-	-	-	1,100	-	1,100

Net loss	-	-	-	-	-	-	(150)	(150)

Balance, December 31, 2009	-	-	4,000,000	4,000	-	(2,750)	(150)	1,100

February 24, 2010
Cash received for subscriptions payable	-	-	-	-	-	2,750	-	2,750

June 17, 2010
Cash received for sale of common stock	-	-	20,000	20	9,980	-	-	10,000

Net loss	-	-	-	-	-	-	(34,854)	(34,854)

Balance, June 30, 2010	-	$-	4,020,000	$4,020	$9,980	$-	$(35,004)	$(21,004)

See Accompanying Notes to Financial Statements.

PRECIS HEALTH, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

	For the	Inception	Inception
	Six months	(August 12, 2009)	(August 12, 2009)
	Ended	To	To
	June 30,	December 31,	June 30,
	2010	2009	2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(34,854)	$(150)	$(35,004)
Adjustments to reconcile net loss
to net cash used by operating activities:
Expenses paid by founder for issuance of
common stock	-	150	150
Changes in operating assets and liabilities:
(Increase) in prepaid expenses	(5,826)	-	(5,826)
Increase in accounts payable	228	-	228
Increase in accounts payable – related party	21,740	-	21,740

Net cash used in operating activities	(18,712)	-	(18,712)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable – related party	5,000	-	5,000
Proceeds from sale of common stock, net of offering
costs	12,750	1,100	13,850

Net cash provided by financing activities	17,750	1,100	18,850

NET CHANGE IN CASH	(962)	1,100	138

CASH AT BEGINNING OF PERIOD	1,100	-	-

CASH AT END OF PERIOD	$138	$1,100	$138

SUPPLEMENTAL INFORMATION:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

See Accompanying Notes to Financial Statements.

PRECIS HEALTH, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
The Company was incorporated on August 12, 2009 (Date of Inception) under the laws of the State of Oklahoma, as Precis Health, Inc.  The Company has not commenced significant operations and, in accordance with ASC Topic 915, the Company is considered a development stage company.

Year End
The Company has elected December 31 as its year end.

Nature of operations
The Company has developed a discount medical plan which offers its members savings on health care for their entire family.

Cash and cash equivalents
For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Revenue Recognition
We recognize revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the product or service has been provided to the customer; (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of our fees is probable.

The Company will record revenue when it is realizable and when the monthly membership fees are earned.

Advertising Costs
Advertising costs are anticipated to be expensed as incurred; however there was $307 and $0 advertising costs included in general and administrative expenses for the six months ended June 30, 2010 and for the period of Inception (August 12, 2009) to December 31, 2009.

Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2010 and December 31, 2009. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Stock-based compensation
The Company records stock based compensation in accordance with the guidance in ASC Topic 718 which requires the Company to recognize expense related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

PRECIS HEALTH, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Earnings per share
The Company follows ASC Topic 260 to account for the earnings per share. Basic earning per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earning per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Income taxes
The Company follows ASC Topic 740 for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities. As of December 31, 2009, the Company reviewed its tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material affect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

The Company classifies tax-related penalties and net interest as income tax expense. As of June 30, 2010 and December 31, 2009, no income tax expense has been incurred.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

PRECIS HEALTH, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent pronouncements

Below is a listing of the most recent accounting standards and their effect on the Company.

In May 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-19 (ASU 2010-19), Foreign Currency (Topic 830): Foreign Currency Issues: Multiple Foreign Currency Exchange Rates.  The amendments in this Update are effective as of the announcement date of March 18, 2010. The Company does not expect the provisions of ASU 2010-19 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-18 (ASU 2010-18), Receivables (Topic 310): Effect of a Loan Modification When the Loan is Part of a Pool That Is Accounted for as a Single Asset-a consensus of the FASB Emerging Task Force.  The amendments in this Update are effective for modifications of loans accounted for within pools under Subtopic 310-30 occurring in the first interim or annual period ending on or after July 15, 2010.  The amendments are to be applied prospectively. Early application is permitted.  The Company does not expect the provisions of ASU 2010-18 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-17 (ASU 2010-17), Revenue Recognition-Milestone Method (Topic 605): Milestone Method of Revenue Recognition.  The amendments in this Update are effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early adoption is permitted.  If a vendor elects early adoption and the period of adoption is not the beginning of the entity’s fiscal year, the entity should apply the amendments retrospectively from the beginning of the year of adoption.  The Company does not expect the provisions of ASU 2010-17 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-15 (ASU 2010-15), Financial Services-Insurance (Topic 944): How Investments held through Separate Accounts Affect an Insurer’s Consolidation Analysis of Those Investments-a consensus of the FASB Emerging Issues Task Force.  The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2010.  Early adoption is permitted.  The amendments in this Update should be applied retrospectively to all prior periods upon the date of adoption.  The Company does not expect the provisions of ASU 2010-15 to have a material effect on the financial position, results of operations or cash flows of the Company.

PRECIS HEALTH, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent pronouncements (continued)

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-13 (ASU 2010-13), Compensation-Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades - a consensus of the FASB Emerging Issues Task Force.  The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010.  Earlier application is permitted.  The Company does not expect the provisions of ASU 2010-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-12 (ASU 2010-12), Income Taxes (Topic 740): Accounting for Certain Tax Effects of the 2010 Health Care Reform Acts.  After consultation with the FASB, the SEC stated that it “would not object to a registrant incorporating the effects of the Health Care and Education Reconciliation Act of 2010 when accounting for the Patient Protection and Affordable Care Act”. The Company does not expect the provisions of ASU 2010-12 to have a material effect on the financial position, results of operations or cash flows of the Company.

In March 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-11 (ASU 2010-11), Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.  The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010.  Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update.  The Company does not expect the provisions of ASU 2010-11 to have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-09 (ASU 2010-09), Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements.  This amendment addresses both the interaction of the requirements of this Topic with the SEC’s reporting requirements and the intended breadth of the reissuance disclosure provision related to subsequent events (paragraph 855-10-50-4).  All of the amendments in this Update are effective upon issuance of the final Update, except for the use of the issued date for conduit debt obligors. That amendment is effective for interim or annual periods ending after June 15, 2010.  The Company does not expect the provisions of ASU 2010-09 to have a material effect on the financial position, results of operations or cash flows of the Company.

In October 2009, the FASB issued Accounting Standards Update 2009-14, Software (Topic 985): Certain Revenue Arrangements That Include Software Elements.  This update changed the accounting model for revenue arrangements that include both tangible products and software elements.  Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010.  Early adoption is permitted.  The Company does not expect the provisions of ASU 2009-14 to have a material effect on the financial position, results of operations or cash flows of the Company.

In October 2009, the FASB issued Accounting Standards Update 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements.  This update addressed the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than a combined unit and will be separated in more circumstances under existing US GAAP.  This amendment has eliminated that residual method of allocation.  Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010.  Early adoption is permitted. The Company does not expect the provisions of ASU 2009-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

PRECIS HEALTH, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the development stage and, accordingly, has not yet generated revenues from operations. Since its inception, the Company has been engaged substantially in financing activities and developing its business plan and incurring start up costs and expenses. As a result, the Company incurred accumulated net losses from Inception (August 12, 2009) through the period ended June 30, 2010 of ($35,004). In addition, the Company’s development activities since inception have been financially sustained through debt and equity financing.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3 – PREPAID EXPENSES

As of June 30, 2010, the Company had $5,500 in prepaid accounting fees and $326 in prepaid rent expense.  These expenses will be amortized as the services are rendered and are expected to be fully amortized during the three month period ended September 30, 2010.

NOTE 4 – NOTES PAYABLE – RELATED PARTY

During the six months ended June 30, 2010, the Company received $2,500 as an unsecured loan from an officer and shareholder of the Company.  The loan is due upon demand and bears 0% interest.

During the six months ended June 30, 2010, the Company received $2,500 as an unsecured loan from a director of the Company.  The loan is due upon demand and bears 0% interest.

Interest expense for the six months ended June 30, 2010 was $0.

NOTE 5 – INCOME TAXES

At December 31, 2009, the Company had a federal operating loss carryforwards of $150, which begins to expire in 2029.

The provision for income taxes consisted of the following components for the period Inception (August 12, 2009) to December 31, 2009:

2009
Current:
Federal	$-
State	-
Deferred	-
$-

PRECIS HEALTH, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 5 – INCOME TAXES (CONTINUED)

Components of net deferred tax assets, including a valuation allowance, are as follows at December 31, 2009:

2009
Deferred tax assets:
Net operating loss carryforward	$150
Statutory tax rate	35%
Total deferred tax assets	53
Less: Valuation allowance	(53)
Net deferred tax assets	$-

The valuation allowance for deferred tax assets as of December 31, 2009 was $53, which will begin to expire 2029.  In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible.  Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment.  As a result, management determined it was more likely than not the deferred tax assets would not be realized as of December 31, 2009 and maintained a full valuation allowance.

Reconciliation between the statutory rate and the effective tax rate is as follows at December 31, 2009:

2009
Federal statutory rate	(35.0)%
State taxes, net of federal benefit	(0.00)%
Change in valuation allowance	35.0%
Effective tax rate	0.0%

NOTE 6 – STOCKHOLDERS’ EQUITY (DEFICIT)

The Company is authorized to issue 10,000,000 shares of its $0.001 par value common stock and 1,000,000 shares of its $0.001 par value preferred stock.

Common Stock

On August 12, 2009, the Company issued a total of 4,000,000 shares of its $0.001 par value common stock at a price of $0.001 per share for cash of $150 and subscriptions receivable of $3,850.

During December 2009, the Company received a total of $1,100 and reduced a portion of the subscriptions receivable balance.  As of December 31, 2009, the subscriptions receivable balance was $2,750.

During February 2010, the Company received a total of $2,750 and reduced the remaining balance of subscriptions receivable.  As of February 28, 2010, the subscriptions receivable balance was $0.

On June 17, 2010, the Company issued 20,000 shares of its $0.001 par value common stock at a price of $0.50 per share for cash of $10,000.

PRECIS HEALTH, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 6 – STOCKHOLDERS’ EQUITY (CONTINUED)

During the six month period ended June 30, 2010 and for the period from Inception (August 12, 2009) to December 31, 2009, there have been no other issuances of common stock.

NOTE 7 – WARRANTS AND OPTIONS

As of June 30, 2010 and December 31, 2009, there were no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 8 – RELATED PARTY TRANSACTIONS

As of June 30, 2010, the Company had accounts payable totaling $21,740 due to officers and shareholders of the Company for consulting services and for reimbursements.

Management's Discussion and Plan of Operation

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

Results of Operations

We were incorporated in Oklahoma on August 12, 2009.  Since our inception, we have worked with the singular goal of building a base of operations for our discount healthcare programs.  We offer savings on healthcare services throughout the United States to persons who are uninsured and under-insured. These savings are offered by accessing the same preferred provider organizations (PPOs) that are utilized by many insurance companies.  We are not an insurance company.

We are a development stage company with a limited operational history.  Since our inception, we have not generated any revenues in any period and have incurred a net loss of $35,004 to June 30, 2010.  We do not have sufficient cash on hand to enable us to implement our business objectives, and will be unable to do so without the proceeds sought to be raised in this offering.  To date, our operations have been financed by sales of our common equity and the issuance of debt to related parties.  The proceeds from this offering are anticipated to finance our planned business objectives sufficiently to begin to generate revenues.  However, we cannot assure you that we will realize any proceeds from this offering.  This would result, at worst, an in ability to pursue our business, or at minimal, a hindrance in marketing our Fitz Card to be able to generate revenues.  Additionally, even if we raise the maximum amount of $750,000 sought in this offering, we cannot assure you that we will be successful in pursuing and implementing our planned business or that we will generate any revenues therefrom.

Our management does not expect to incur research and development costs.

We have not paid for expenses on behalf of our directors.  Additionally, we believe that this fact shall not materially change.

We currently do not have any material contracts and or affiliations with third parties.

We do not have any off-balance sheet arrangements.

We currently do not own any significant plant or equipment that we would seek to sell in the near future.

Plan of Operation

Our stated goal is to develop and distribute quality, affordable, consumer-driven healthcare programs for individuals, families, affinity groups and employer groups across the nation.  We are a small, development stage company attempting to establish ourselves as a provider of non-insurance healthcare discount programs for the millions of Americans who can no longer afford or do not have access to traditional health insurance coverage.  We are not an insurance company.

Our plan of operation for the next approximately 12 months is divided into the following four Phases:

Phase I:  Develop our Discount Medical Program

In order to provide healthcare discounts, we required access to a network of medical service providers.  Our management has achieved this Phase, as of March 2010, in the form of our Sales and Services Agreement with New Benefits, Ltd.  Through this Agreement, we have the ability to package the discount healthcare and consumer benefits offered by New Benefits, Ltd. into our Fitz Card Membership Program.

Phase I has been accomplished and no additional efforts or funds are required.

Phase II:  Implement our sales and marketing plan

We have published our fully-functional website at www.PrecisHealth.com.  This site provides detailed information on our programs and services, the ability to search for network providers and the ability to purchase Fitz Card Memberships on-line.  The site is currently operational and completely functional, so we do not anticipate having to spend any additional funds on web development costs.  Over the next 12 months of operations, however, we will devote up to $35,000 toward ongoing upgrades or updates to the site.

In addition to our website, we plan to reach end consumers through two sales channels: Retail and Wholesale.  Retails sales are those initiated and closed by us; whereas Wholesale sales are expected to be made through insurance agencies, broker groups, Professional Employer Organizations and various other businesses and professional organizations.  To reach consumers and support the efforts of Retail and Wholesale sales representatives, we have created a variety of marketing materials designed to attract individual customers, as well as organizations who may act as wholesalers for our discount healthcare memberships.  These materials include: promotional brochures, sales proposals, independent sales representative agreements and proposals to Professional Employer Organizations (PEOs).  In order to market our Fitz Card Program, we anticipate spending between $50,000, up to $200,000, all of which is sought to be raised in this offering.  Our sales efforts are anticipated to begin immediately upon receipt of any net proceeds raised in this offering.

We will require the funds from this offering to proceed with this second Phase.  If we receive only nominal funds from this offering, we will be required to reevaluate our marketing budget.  No such plan exists at this time in case of such contingency, and we cannot guarantee we would be able to secure additional funding if only nominal funding is obtained from this offering.

Phase III:  Offer high quality services

In order to manage our growth and provide a satisfactory variety of membership services to ensure member, sales agent and Wholesale distributor loyalty, we intend to invest in our membership services system, which includes, but is not limited to: operations, accounting and database management systems.

We have allocated between $15,000 – $45,000, all of which is anticipated to be funded by this offering, to create an IT infrastructure capable of supporting our sales, marketing and management teams.  This IT infrastructure includes computer equipment, software, communications and other necessary systems.

Additionally, we have allocated $150,000 of the proceeds to be raised in this public offering toward salaries and consulting fees payable to sales representatives and employees we may hire to service Fitz Card members or our sales channels.

We have not commenced Phase III of our Plan of Operation as a result of our not having the funds from our offering.  In the event we do not receive sufficient funds from this offering, we may be unable to pursue any of the activities we seek to perform, and our business operations may be impaired.

Phase IV:  Expand our geographic reach

The Fitz Card program is currently available in OK, TX, AR and MO.  We have no sales, to date, and Phases II through IV have yet to be fully implemented.  However, if we are successful in selling our discount medical program in the aforementioned states, our management’s goal is to extend our Fitz Card Program into additional regions.  To do so, we must renegotiate with New Benefits, Ltd. to acquire access to further geographic areas or, alternatively, seek to enter into a relationship with other Discount Medical Plan Organizations that will afford us such access.  At this time, there are no firm plans or commitments to market our Fitz Card in States other than Oklahoma, Texas, Arkansas or Missouri.

The cost of any expansion is materially dependent upon the DMPO with which we enter into a relationship and the marketing plan we may undertake in each specific region.  To expand our operations as referenced in this Phase IV, our management currently estimates we will require approximately $1,000,000 to $2,000,000, which amount is materially dependent upon the DMPO with which we enter into a relationship and the marketing plan we may undertake in each specific region, even if we were to raise the maximum of $750,000 sought in this offering.  These funds may be raised through equity financing, debt financing or other sources, which may result in further dilution in the equity ownership of the shares being offered in this prospectus.  We cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities on Phase IV, and we have no current plans on how to raise the additional funding.  In the event we are unable to locate additional funds, we may be unable to fully execute Phase IV.

We have not generated any sales since our formation and are significantly dependent upon the proceeds raised in this offering to undertake the business objectives set forth above.  Our inability to fund this offering will significantly impair our ability to pursue our goals; although, we do anticipate that we will be able to continue with our strategy at a much slower pace.

All use of proceeds figures represent our management’s best estimates and are not expected to vary significantly.  However, in the event we incur or expect to incur expenses materially outside of these estimates, we intend to file an amended registration statement, of which this prospectus is a part of, disclosing the changes and the reasons for any revisions.

Our ability to commence operations and generate positive cash flows from operations is entirely dependent upon the proceeds to be raised in this offering.  If we do not raise at least $187,500, we will be unable to establish a base of operations, without which we will be unable to begin to generate any revenues.  The realization of sales revenues in the next 12 months is important for our plan of operations.  However, we cannot guarantee that we will generate such growth.  If we do not produce sufficient cash flow to support our operations over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for us to stay in business.

Our management believes we will be required to hire additional sales agents over the next 12 months, dependent substantially upon the level of proceeds we are able to raise in our public offering.  These sales agents will be compensated on a commission-only basis and, therefore, will not be considered employees.  Other than sales representatives, we do not anticipate the need to hire additional full- or part- time employees over the next 12 months, as the services provided by our current officers and sole director appear sufficient at this time.  Our officers and sole director are prepared to work for us on a full-time basis, as may be necessary.  Our CEO and sole Director will be responsible for the initial servicing.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Critical Accounting Policies

Revenue Recognition

We recognize revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the product or service has been provided to the customer; (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of our fees is probable.  We will record revenue when it is realizable and when the monthly membership fees are earned.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Recent pronouncements

In May 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-19 (ASU 2010-19), Foreign Currency (Topic 830): Foreign Currency Issues: Multiple Foreign Currency Exchange Rates.  The amendments in this Update are effective as of the announcement date of March 18, 2010. The Company does not expect the provisions of ASU 2010-19 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-18 (ASU 2010-18), Receivables (Topic 310): Effect of a Loan Modification When the Loan is Part of a Pool That Is Accounted for as a Single Asset-a consensus of the FASB Emerging Task Force.  The amendments in this Update are effective for modifications of loans accounted for within pools under Subtopic 310-30 occurring in the first interim or annual period ending on or after July 15, 2010.  The amendments are to be applied prospectively. Early application is permitted.  The Company does not expect the provisions of ASU 2010-18 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-17 (ASU 2010-17), Revenue Recognition-Milestone Method (Topic 605): Milestone Method of Revenue Recognition.  The amendments in this Update are effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early adoption is permitted.  If a vendor elects early adoption and the period of adoption is not the beginning of the entity’s fiscal year, the entity should apply the amendments retrospectively from the beginning of the year of adoption.  The Company does not expect the provisions of ASU 2010-17 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-15 (ASU 2010-15), Financial Services-Insurance (Topic 944): How Investments held through Separate Accounts Affect an Insurer’s Consolidation Analysis of Those Investments-a consensus of the FASB Emerging Issues Task Force.  The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2010.  Early adoption is permitted.  The amendments in this Update should be applied retrospectively to all prior periods upon the date of adoption.  The Company does not expect the provisions of ASU 2010-15 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-13 (ASU 2010-13), Compensation-Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades - a consensus of the FASB Emerging Issues Task Force.  The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010.  Earlier application is permitted.  The Company does not expect the provisions of ASU 2010-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-12 (ASU 2010-12), Income Taxes (Topic 740): Accounting for Certain Tax Effects of the 2010 Health Care Reform Acts.  After consultation with the FASB, the SEC stated that it “would not object to a registrant incorporating the effects of the Health Care and Education Reconciliation Act of 2010 when accounting for the Patient Protection and Affordable Care Act”. The Company does not expect the provisions of ASU 2010-12 to have a material effect on the financial position, results of operations or cash flows of the Company.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Directors, Executive Officers, Promoters and Control Persons

Directors are elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified.  Officers are appointed by the Board of Directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office.  Currently the Board of Directors has no nominating, auditing or compensation committees, however it is anticipated that upon successful completion of our offering, the Board of Directors will expand to three members and Auditing and Compensation Committees will be formed.

The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position	Period of Service

Paul A. Kruger	56	CEO, Treasurer and Director	February 2010 – 2011

Janet W. Kruger	55	President	February 2010 – 2011

Terri S. Metzger	44	Secretary	February 2010 – 2011

Background of Directors, Executive Officers, Promoters and Control Persons

Mr. Paul A. Kruger, CEO & Sole Director:

Mr. Paul A. Kruger, earned a Bachelor of Business Administration degree in Economics with a minor in Accounting from Cameron University, Lawton, Oklahoma, and earned a Juris Doctor degree from Oklahoma City University Law School.

In 1980, Mr. Kruger co-founded MCM Group, Ltd. (“MCM Group”), which owned and operated a financial services marketing company, United Bank Club Association, Inc. (“UBCA”), in Norman, Oklahoma, and served as its President and CEO until February 1996, when UBCA was sold to a subsidiary of Cendant Corp. (NYSE: CD) (“Cendant”).  Mr. Kruger supervised and participated in every facet of UBCA’s business, including strategic planning, sales, marketing, operations and service quality.  UBCA grew to more than 350 employees, and had operational and sales branches in Michigan, Florida, Arizona, Texas and Mexico.  At the time UBCA was sold in 1996, it provided a variety of financial, travel, consumer and health-related enhancement services to more than 2,000 clients serving more than 6,000,000 individual customers throughout the United States, Puerto Rico, the U.S. Virgin Islands and Mexico.

From 1999 - 2000, Mr. Kruger served as Chief Executive Officer and a director of Foresight, Inc., based in Norman, Oklahoma.  Foresight, Inc. (now part of the public company Access Plans, Inc. (OTCBB: APNC), is a marketing company that develops membership and loyalty programs for companies that are designed to solidify and enhance customer relationships.  Foresight, Inc. continues to service over 250,000 customers nationwide through relationships with companies in numerous industries including rent-to-own, banking, and financial services.  Effective December 7, 2000, Foresight, Inc. was acquired by a subsidiary of Precis, Inc. (NASDAQ: PCIS), a publicly-held company.  Precis, Inc. designs membership programs for rental-purchase companies, financial organizations, employer groups, retailers and association-based organizations.  From December 2000 until July 2002, Mr. Kruger served as the Chairman of the Board of Directors and the CEO of Precis, Inc.  His responsibilities and contributions to these companies included assisting in the development, implementation and execution of strategic planning.  In 2001, Precis, Inc. was one of NASDAQ’s top 15 highest gainers in the country.

During this time Mr. Kruger also served as Chairman and CEO of PalWeb Corporation (formerly OTCBB: PLWB; now known as Greystone Logistics, Inc. OTCBB: GLGI), a company which develops manufactures and sells high quality plastic pallets that provide innovative logistics solutions for a variety of industries.  During his tenure, the company developed its patented interlocking pallet design as well as a special fire retardant plastic blend which passed stringent UL testing requirements.  Greystone Logistics is one of the largest manufacturers of plastic shipping pallets in the U.S.

In 2003 Mr. Kruger purchased the World of Outlaws Sprint Car Racing Series.  Under Mr. Kruger’s leadership as Chairman and CEO of the company, DIRT MotorSports (OTCBB: DMSP; now a privately held company known as World Racing Group, Inc.) became the largest dirt track sanctioning organization in the country.  During his tenure, Mr. Kruger organized more than $60 million in funding for the company which became publicly traded in 2004.

In late 2009, Mr. Kruger became the Chairman and CEO of Precis Sleep, Inc.  Precis Sleep is a development stage company which provides diagnostic testing for sleep disorders.  From 2002 until 2009, Mr. Kruger served as Chairman and CEO of Sleep Centers of America, Inc., a private company which provided diagnostic testing and treatment for sleep disorders.

Mrs. Janet W. Kruger, President:

Since our inception in 2009, Mrs. Kruger has served as President of Precis Health, Inc.  Her responsibilities include working closely with the company’s CEO and VP of Marketing on the development and implementation of the strategic business plan, as well as sales and marketing efforts.

From 2008 – 2009, Mrs. Kruger served as VP Facilities Management for Sleep Centers of America, Inc., a company which provided diagnostic testing and treatment for sleep disorders.  Mrs. Kruger’s responsibilities included research of potential locations for new sleep labs, site build-out and remodeling, facility management including inventory, purchasing and budgeting, maintaining relationships with landlords, vendors and lab staff, and working closely with management on plans for future expansion.  At the height of the company’s efforts in 2008 Mrs. Kruger oversaw 19 locations.  Since January of 2010, Mrs. Kruger has provided similar services on a consulting basis to Precis Sleep, Inc., also a company which provides diagnostic testing for sleep disorders.

Mrs. Kruger has worked on a consulting basis for a variety of companies including United Bank Services (1989 – 1996), Onward LLC (1995 – 2008), Hildalgo Trading, LLC (1998 – 2004) and Lesina Technologies, LLC (2005 – present).   Her responsibilities have ranged from marketing and client relations to facility management and real estate development.  Her consulting services for Onward and Lesina, both real estate development companies, include marketing, tenant and vendor relations, remodeling and build-out as well as property management and budget planning for two commercial office complexes totaling more than 100,000 square feet.  Mrs. Kruger also supervised the interior remodel of several aircraft for Hildalgo Trading including developing project budgets, working closely with remodeling centers to ensure successful completion of projects within budget and time constraints.

Mrs. Janet W. Kruger earned a Bachelor of Science degree in Education from Cameron University, Lawton, Oklahoma.

Ms. Terri S. Metzger, VP Marketing & Secretary:

Terri S. Metzger has twenty years’ marketing and communications experience and currently serves as Secretary and VP Marketing for Precis Health, Inc.  Her responsibilities include the design and production of all marketing materials, sales presentations, advertising materials as well as public relations, corporate communication and administration for the company.

Since January of 2010, Ms. Metzger has also provided assistance on a consulting basis in the development of marketing and communication materials for Precis Sleep, Inc., which provides diagnostic testing for sleep disorders.  Previously, Ms. Metzger held the position of Secretary and Chief Administrative Officer of Sleep Centers of America, Inc., from 2006 until 2009.  Ms. Metzger’s responsibilities for the company included the design and development of marketing and educational materials, corporate communications and administration for the company.  Ms. Metzger worked closely with the CEO and management of the company in developing and implementing the company’s strategic business plan.

From 2003 until 2006, Ms. Metzger served as Vice President Broadcast Communications and Investor Relations for DIRT MotorSports, Inc.  During this time, through the company’s New York studio, Ms. Metzger was responsible for the production of more than 50 hours of television programming annually on networks including the Outdoor Channel and Speed.

In 1996, Ms. Metzger joined Foresight, Inc., as Vice President of Marketing.  Foresight provided enhancement services to more than 500,000 rent-to-own, association and financial customers nationwide.  Ms. Metzger’s responsibilities for the company included the design and production of all marketing, advertising and promotional materials as well as the creation of business presentations and proposals for the sales team. In 2000, when Foresight was acquired by the publicly traded company Precis, Inc., Ms. Metzger remained as Vice President of Marketing until September, 2002 when she joined PalWeb Corp., as Vice President Corporate Communications.  Her responsibilities for PalWeb included the design and production of all marketing, advertising and promotional materials as well as investor and public relations for the public company.

Ms. Metzger joined the United Bank Club Association, Inc., marketing department in 1989 in charge of advertising, promotions and marketing materials for the financial services company.  As the company grew, Ms. Metzger was responsible for the design and production of customized marketing and fulfillment materials for more than 1,200 clients throughout the U.S. and abroad.  Ms. Metzger also coordinated the design and production of the company’s trade show booth, promotional and advertising materials for various regional and national trade shows attended by UBCA sales and marketing representatives.  She was also responsible for several corporate and travel video productions used for promotional and training purposes.

Ms. Metzger earned a Bachelor of Arts and Sciences degree through the College of Journalism and Mass Communications, Advertising sequence, from the University of Oklahoma.

Board Committees

We currently have no compensation committee or other board committee performing equivalent functions.  Currently, Mr. Kruger, our sole director, determines executive officer compensation.

Involvement on Certain Material Legal Proceedings During the Last Five Years

In the normal course of business, we may become involved in litigation or in settlement proceedings relating to claims arising out of our operations.  We are not a party to any legal proceedings, the adverse outcome of which, individually or in the aggregate, could have a material adverse effect on our business, financial condition and results of operations.

Executive Compensation

The following table sets forth all compensation paid to our Principal Executive and Financial Officers for the most recently completed fiscal year:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Non-qualified Deferred Compen-sation Earnings($)	All Other Compen-sation ($)	Total ($)

Paul A. Kruger	2010	0	0	0	0	0	0	0	0
CEO and Treasurer	2009	0	0	0	0	0	0	0	0

Janet W. Kruger	2010	0	0	0	0	0	0	20,000(1)	20,000
President	2009	0	0	0	0	0	0	0	0

Terri S. Metzger	2010	0	0	0	0	0	0	20,000(1)	20,000
Secretary	2009	0	0	0	0	0	0	0	0

Notes:

1.
We are accruing fees for consulting services to Janet W. Kruger and Terri S. Metzger at a rate of $4,000 per month, beginning in April 2010.  As of August 31, 2010, we have accrued $20,000 in consulting services for each of these individuals.

Employment Contracts And Officers’ Compensation

We do not have employment agreements.  Any future compensation to be paid will be determined by our Board of Directors, and an employment agreement will be executed.

Directors’ Compensation

Our directors are not entitled to receive compensation for services rendered to us, or for each meeting attended except for reimbursement of out-of-pocket expenses.  We have no formal or informal arrangements or agreements to compensate our directors for services they provide as directors of our company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known by us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group.  Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title Of Class	Name of Beneficial Owner of Shares	Amount of Beneficial Ownership(1)	Percent of Class
			Before Offering	After Offering(2)

Common	Janet W. Kruger, President (3)	1,000,000	24.9%	18.1%

Common	Terri S. Metzger, Secretary (3)	1,000,000	24.9%	18.1%

	All Directors and Officers as a group (2 persons)	2,000,000	49.8%	36.2%

Common	Courtney B. Kruger (4)	1,000,000	24.9%	18.1%

Common	Garrett P. Kruger (4)	1,000,000	24.9%	18.1%

Common	Dr. Delores E. Kruger (4) (5)	20,000	NIL%	NIL%

Notes:

1.
As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

2.	Assumes the sale of all 1,500,000 shares being offered for sale in this registration statement.

3.	The address for our officers and sole director is: c/o Precis Health, Inc., 2500 S. McGee Drive, Suite 145, Norman, Oklahoma 73072.

4.
Courtney B. Kruger and Garrett P. Kruger are siblings.  Their parents are Paul A. Kruger and Janet W. Kruger, both of whom are officers of the Registrant.  Dr. Delores Kruger is the mother of Paul A. Kruger.

5.	Dr. Delores E. Kruger is registering her 20,000 shares as part of this registration statement.

Stock Option Plan And Other Long-Term Incentive Plan

We currently do not have existing or proposed option/SAR grants.

Certain Relationships and Related Transactions

On August 12, 2009, we issued a total of 4,000,000 shares of our $0.001 par value common stock, at a price of $0.001 per share for cash of $4,000 to four individuals, all of whom are related parties.

In April, 2010, we began accruing consulting fees payable for Janet W. Kruger and Terri S. Metzger, both of whom are officers and directors of Precis Health at a rate of $4,000 per month per person.  As of June 30, 2010, we accrued a total of $12,000 in consulting fees payable to these two individuals.  Through June 30, 2010, we paid $2,000 each to Madams Kruger and Metzger.

On June 17, 2010, we issued 20,000 shares of our $0.001 par value common stock at a price of $0.50 per share for cash of $10,000 to one related party individual.

During the six months ended June 30, 2010, we received $2,500 as an unsecured loan from Janet W. Kruger, an officer and shareholder.  The loan is due upon demand and bears 0% interest.

During the six months ended June 30, 2010, we received $2,500 as an unsecured loan from Paul A. Kruger, our sole director.  The loan is due upon demand and bears 0% interest.

During the six months ended June 30, 2010, we paid consulting fees of $2,300 to Precis Sleep, Inc., a related party entity, for which Mr. Paul A. Kruger, our sole director acts as CEO.  Additionally, Precis Sleep is beneficially owned by Garret P. Kruger and Courtney B. Kruger, both of whom are shareholders of Precis Health, Inc.

In June, 2010, we paid Terri Metzger $1,740 for expenses incurred on our behalf.

Additionally, we use office space and services provided without charge by an officer.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Indemnification of Directors and Officers

Precis Health, Inc.’s Articles of Incorporation, its Bylaws, and certain statutes provide for the indemnification of a present or former director or officer.  See Item 24 “Indemnification of Directors and Officers,” on page 49.

The Securities and Exchange Commission's Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Dealer Prospectus Delivery Obligation

Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the common stock being registered.  Precis Health, Inc. has agreed to pay all costs and expenses relating to the registration of its common stock.  All amounts are estimated.

EDGAR Conversion Fees	$2,000
Transfer Agent Fees	1,500
Accounting and Legal Fees	7,500
SEC Registration Fee	60
Total	$11,060

Indemnification of Directors and Officers.

Our Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer.  We indemnify any of our directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit.  Such indemnification shall include, expenses, including attorney’s fees actually or reasonably incurred by him.  Oklahoma law also provides for discretionary indemnification for each person who serves as or at our request as one of our officers or directors.  We may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of our directors or officers.  Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Oklahoma Law

Pursuant to the provisions of Oklahoma Revised Statutes Title 18, Section 1031, the Corporation shall indemnify its directors, officers and employees as follows: Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.  The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

Recent Sales of Unregistered Securities.

On August 12, 2009, we issued an aggregate of 4,000,000 shares of our common stock to the following four founding shareholders:

Name	Shares	Consideration	Relationship to Precis Health

Janet W. Kruger	1,000,000	$1,000 Cash	President

Terri S. Metzger	1,000,000	$1,000 Cash	Secretary

Courtney B. Kruger	1,000,000	$1,000 Cash	Related Party

Garrett P. Kruger	1,000,000	$1,000 Cash	Related Party

This sale of stock did not involve any public offering, general advertising or solicitation.  The shares were issued in exchange for cash in the amount of $4,000.  At the time of the issuance, each of the founders had fair access to and was in possession of all available material information about our company.  Additionally, each shareholder represented their intent to acquire securities for their own accounts and not with a view to further distribute the shares.  The shares bear a restrictive transfer legend.  On the basis of these facts, we claim that the issuance of stock to our founding shareholders qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933, for transactions by an issuer, not involving a public offering.

On June 17, 2010, we issued 20,000 shares of our common stock to Dr. Delores E. Kruger for cash in the amount of $10,000.  We believe that the issuance and sale of the shares was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2). The shares were sold directly by us and did not involve a public offering or general solicitation.  The offering was not underwritten and no commissions or finders’ fees were paid.  The recipients of the shares were afforded an opportunity for effective access to files and records of the Company that contained the relevant information needed to make their investment decision. We reasonably believed that the recipients, immediately prior to the sale of the shares, had such knowledge and experience in our financial and business matters that they were capable of evaluating the merits and risks of their investment. The recipients had the opportunity to speak with our management on several occasions prior to their investment decision.

Exhibits

Exhibit Number	Name and/or Identification of Exhibit

3	Articles of Incorporation & By-Laws

a) Articles of Incorporation

b) Bylaws

5	Opinion on Legality

Attorney Opinion Letter

23	Consent of Experts and Counsel

a) Consent of Counsel, incorporated by reference to Exhibit 5 of this filing

b) Consent of Independent Registered Public Accounting Firm

99	Other Exhibits

Sample Offering Subscription Agreement

Undertakings

A. The undersigned Registrant hereby undertakes:

(1)	To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting methods used to sell the securities to the purchaser, is the securities are offered or sold to such purchaser and will be considered to offer or sell securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

C.
In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

D.
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Norman, State of Oklahoma, on September 9, 2010.

PRECIS HEALTH, INC.
(Registrant)

By: /s/ Paul A. Kruger
CEO and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Paul A. Kruger	Chief Executive Officer	September 9, 2010
Paul A. Kruger

/s/ Paul A. Kruger	Principal Financial Officer	September 9, 2010
Paul A. Kruger

/s/ Paul A. Kruger	Principal Accounting Officer	September 9, 2010
Paul A. Kruger

Exhibit Index

Exhibit Number	Name and/or Identification of Exhibit

3	Articles of Incorporation & By-Laws

a) Articles of Incorporation

b) Bylaws

5	Opinion on Legality

Attorney Opinion Letter

23	Consent of Experts and Counsel

a) Consent of Counsel, incorporated by reference to Exhibit 5 of this filing

b) Consent of Independent Registered Public Accounting Firm

99	Other Exhibits

Sample Offering Subscription Agreement